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                                                                       EXHIBIT 5

                         [DYKEMA GOSSETT LETTERHEAD]

                                December 4, 1996



Michigan Heritage Bancorp, Inc.
21211 Haggerty Road
Novi, Michigan 48375

            Re:  Registration Statement on Form SB-2


Gentlemen:

     We have acted as counsel for Michigan Heritage Bancorp, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the offering of up to 1,150,000 shares of the Company's Common Stock, no par value (the "Shares"), consisting of 1,000,000 shares of Common Stock to be purchased by underwriters on a "firm commitment" basis and up to 150,000 shares of Common Stock which such underwriters may purchase to cover over-allotments.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

     2. The Shares to which the Registration Statement relates have been duly authorized for issuance and, when issued and sold in the manner specified in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.



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Michigan Heritage Bancorp, Inc.
December 4, 1996
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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                Very truly yours,

                                                DYKEMA GOSSETT PLLC

                                                /s/ Paul R. Rentenbach
                                                Paul R. Rentenbach